Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	IR Agency Contact:
Investor Relations	Becky Herrick
408-952-8402	415-433-3777
investorrelations@raesystems.com	bherrick@lhai.com
RAE Systems Reports Second Quarter 2009 Results
Second Quarter 2009 Revenue Increased 4% Over First Quarter 2009
SAN JOSE, Calif. — August 5, 2009 —RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental, and government safety markets worldwide, reported financial results and business highlights for the second quarter ended June 30, 2009.
Financial Results
For the second quarter of 2009, RAE Systems reported revenue of $19.9 million, an increase of four percent over the first quarter of 2009 and a 19 percent decrease from the second quarter 2008 revenue of $24.6 million. For the second quarter of 2009, the Americas contributed 42 percent of total revenue, Asia contributed 41 percent and Europe contributed 17 percent of revenue. Gross margin for the second quarter was 50 percent, compared with 49 percent for the first quarter 2009 and 53 percent for the second quarter of 2008. Operating expenses for the second quarter 2009 were $11.9 million or 60 percent of revenue, compared with $12.6 million or 51 percent of revenue for the second quarter of 2008. The second quarter net loss was $2.3 million or $0.03 per share, compared with a net loss of $0.5 million or $0.01 per share for the second quarter of 2008.
For the six months ended June 30, 2009, revenue was $39.0 million compared, with $42.5 million for the same period in 2008. The net loss for the six months ended June 30, 2009 was $3.2 million, compared with $2.8 million for the same period in 2008. The net loss per share was $0.05 for both the 2009 and 2008 six month periods.
“While the global recession has impacted our global customer spending, we believe our mix of new and existing product offerings positions us well to benefit when the global economy begins to improve,” said Robert Chen, RAE Systems president and CEO. “Our wireless product initiatives

FOR IMMEDIATE RELEASE
address the continued demand for time and life critical information. Many of our new products enable our customers to increase their productivity while benefiting from reduced operating costs.”
“Due to the uncertainty of the worldwide economic outlook for 2009 combined with our first half revenue performance, as well as performance issues at RAE Fushun we now expect full year 2009 revenue of between $83.0 million and $86.0 million and we no longer expect to be profitable for the year,” Chen commented.
Business Highlights
Following are key business highlights in the company’s second quarter:
•	In the Oil and Gas market:
•	Sold UltraRAE 3000 benzene monitors to multiple refineries, chemical plants and pipelines in Colorado, New Mexico and Utah.

•	Received the first Americas order for the new MeshGuard, single gas wireless monitors.

•	Sold wireless AreaRAE Rapid Deployment Kits to several multi-national petroleum and refining companies.

•	Delivered QRAE2’s and AutoRAE Lite Calibration Stations to the oil sands services sector in Canada.

•	Won a major bid to provide an AreaRAE Wireless Gas-Detection Network to the Puguang Gas Field in China.
•	In the Hazardous Material Management market:
•	Delivered ppbRAE 3000 VOC monitors, EntryRAE 5-gas monitors, HazRAE decision support tools and wireless AreaRAE Rapid Deployment Kits to several fire departments in the Asia-Pacific region.
•	In the Industrial Safety market:
•	Sold ppbRAE’s, MultiRAE Plus and MultiRAE IR Carbon Dioxide monitors, AutoRAE calibration stations and EntryRAE 5-gas monitors to companies in Korea, Taiwan, Canada and Malaysia.

FOR IMMEDIATE RELEASE
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include disposable gas detection tubes, single gas personal monitors, multi-sensor chemical detection monitors, photoionization (PID) monitors for volatile organic compounds (VOCs), wireless gas detection systems, and radiation monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 95 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$15,316	$14,845
Trade notes receivable	1,722	1,870
Accounts receivable, net of allowances of $4,840 and $3,472, respectively	19,006	20,961
Accounts receivable from affiliate	151	100
Inventories	14,510	17,604
Prepaid expenses and other current assets	4,716	4,991
Income taxes receivable	846	895

Total current assets	56,267	61,266

Property and equipment, net	15,996	14,976
Intangible assets, net	2,876	3,342
Investments in unconsolidated affiliates	334	467
Other assets	694	1,124

Total assets	$76,167	$81,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,392	$6,387
Accounts payable to affiliate	76	382
Payable to Fushun shareholder	2	64
Bank lines of credit	3,741	2,584
Accrued liabilities	11,839	12,318
Notes payable to related parties, current	624	1,329
Income taxes payable	454	425
Deferred revenue, current	550	631

Total current liabilities	22,678	24,120

Deferred revenue, non-current	564	685
Deferred tax liabilities, non-current	357	83
Deferred gain on sale of real estate, non-current	4,761	5,079
Other long-term liabilities	1,362	1,292
Notes payable to related parties, non-current	729	1,219

Total liabilities	30,451	32,478

COMMITMENTS AND CONTINGENCIES (NOTE 5)

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,443,914 and 59,443,914 shares issued and outstanding, respectively	59	59
Additional paid-in capital	63,272	62,549
Accumulated other comprehensive income	6,687	6,555
Accumulated deficit	(29,185)	(25,947)

Total RAE Systems Inc. shareholders’ equity	40,833	43,216
Noncontrolling interest	4,883	5,481

Total shareholders’ equity	45,716	48,697

Total liabilities and shareholders’ equity	$76,167	$81,175

RAE Systems Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales	$19,907	$24,647	$39,020	$42,516
Cost of sales	10,039	11,556	19,822	20,570

Gross profit	9,868	13,091	19,198	21,946

Operating expenses:
Sales and marketing	4,849	5,421	9,231	10,801
Research and development	1,384	1,545	2,979	3,281
General and administrative	5,692	5,627	10,105	9,923

Total operating expenses	11,925	12,593	22,315	24,005

Operating (loss) income from continuing operations	(2,057)	498	(3,117)	(2,059)
Other income (expense):
Interest income	8	38	17	86
Interest expense	(90)	(99)	(235)	(201)
Other, net	53	(225)	(8)	82
Equity in loss of unconsolidated affiliate	(66)	(27)	(133)	(36)

(Loss) income from continuing operations before income taxes	(2,152)	185	(3,476)	(2,128)
Income tax expense	(401)	(469)	(360)	(665)

Loss from continuing operations	(2,553)	(284)	(3,836)	(2,793)
Gain from discontinued operations, net of tax	—	5	—	15

Net loss	(2,553)	(279)	(3,836)	(2,778)
Net loss (income) attributable to the noncontrolling interest	303	(188)	598	(25)

Net loss attributable to RAE Systems Inc.	$(2,250)	$(467)	$(3,238)	$(2,803)

Net loss per share-basic and diluted:
Continuing operations	$(0.03)	$(0.01)	$(0.05)	$(0.05)
Discontinued operations	—	—	—	—

Net loss per share-basic and diluted	$(0.03)	$(0.01)	$(0.05)	$(0.05)

Weighted-average common shares outstanding-Basic	59,359	59,178	59,351	59,089

The following table sets forth the components of our Condensed Consolidated Statements of Operations as a percentage of net sales:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales	100%	100%	100%	100%
Cost of sales	50%	47%	51%	48%

Gross profit	50%	53%	49%	52%

Operating expenses:
Sales and marketing	24%	22%	24%	26%
Research and development	7%	6%	7%	8%
General and administrative	29%	23%	26%	23%
Adjustment to lease abandonment accrual	0%	0%	0%	0%

Total operating expenses	60%	51%	57%	57%

Operating (loss) income from continuing operations	-10%	2%	-8%	-5%
Other income (expense):
Interest income	0%	0%	0%	0%
Interest expense	-1%	0%	-1%	0%
Other, net	0%	-1%	0%	0%
Equity in loss of unconsolidated affiliate	0%	0%	0%	0%

(Loss) income from continuing operations before income taxes	-11%	1%	-9%	-5%
Income tax expense	-2%	-2%	-1%	-2%

Loss from continuing operations	-13%	-1%	-10%	-7%
Gain from discontinued operations, net of tax	0%	0%	0%	0%

Net loss	-13%	-1%	-10%	-7%
Net loss (income) attributable to the noncontrolling interest	2%	-1%	2%	0%

Net loss attributable to RAE Systems Inc.	-11%	-2%	-8%	-7%